Exhibit 10.1

AMENDMENT NO. 8 TO EMPLOYMENT AGREEMENT

      This Amendment dated March 1, 2010 (the “Amendment”) hereby amends the Employment Agreement dated August 1, 2004 (the “Employment Agreement”), as amended by and between B Green Innovations, Inc., a New Jersey corporation (hereinafter referred to as the "Company"), having an office at 750 Highway 34, Matawan, New Jersey 07747 and Jerome Mahoney, having his office at 750 Rt. 34, Matawan, NJ 07747 (hereinafter referred to as the "Executive").

W I T N E S S E T H :

WHEREAS, the Company and the Executive mutually desire to amend the Employment Agreement; and

NOW, THEREFORE, in consideration of the premises, the parties agree as follows:

1.   This Amendment shall be effective January 1, 2010 (the “Effective Date”).

2.           The Consulting Agreement by and between the Company and the Executive ( the “Consulting Agreement”) is hereby mutually terminated and on the Effective Date the Compensation set forth in Section 2 of the Consulting Agreement shall be added to and aggregated with the Compensation as set forth in Section 4(a) of the Employment Agreement.

All other terms of the Employment Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date written below.

iVoice Technology, Inc.                                                                                     Jerome Mahoney

By:___________________                                                                           By:___________________
     Frank Esser
     Director

Date:__________________                                                                           Date:__________________